UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2011

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

451 Florida Street, Baton Rouge, Louisiana 70801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (225) 388-8011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2011, the Board of Directors (the “Board”) of Albemarle Corporation (the “Company”) announced the election of Jim W. Nokes as non-executive Chairman of the Board, effective February 1, 2012, the retirement of Executive Chairman Mark C. Rohr, effective February 1, 2012 and the election of Luther (“Luke”) C. Kissam, IV, the Company’s President and Chief Executive Officer, to the Board, effective November 2, 2011. The election of Mr. Nokes and Mr. Kissam occurred at the Board’s meeting on November 2, 2011. Mr. Kissam’s compensation will continue as previously disclosed in the Company’s Current Report on Form 8-K, filed on July 18, 2011. Mr. Kissam was also named to the Executive Committee of the Board, effective November 2, 2011.

The press release announcing the changes to the Board of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of November 2, 2011, the Board of Directors of Albemarle Corporation (the “Company”) amended Section 2 of Article II of the Company’s Amended and Restated Bylaws to increase the size of the Board of Directors to eleven directors. The Company’s Amended and Restated Bylaws are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits.

99.1	Press release relating to changes to the Company’s Board of Directors, dated November 7, 2011.

3.2	Amended and Restated Bylaws dated November 2, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: November 7, 2011	By:	/s/ Karen G. Narwold
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release relating to changes to the Company’s Board of Directors, dated November 7, 2011.

3.2	Amended and Restated Bylaws dated November 2, 2011